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                                                                                              Filed Pursuant to Rule 424(b)(3)
                                                                                         Registration Statement No. 333-107535
                                                           8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                             10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4 and U76218 AB 9


                                                          R.H. DONNELLEY INC.

                                              PROSPECTUS SUPPLEMENT DATED AUGUST 20, 2004
                                                TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entity in the prospectus and its respective amount of 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                    ----------------------------------------------------------------------------------
                                                           Principal Amount of      Principal Amount of     Principal Amount of
                                    Principal Amount of       Senior Notes          Senior Subordinated     Senior Subordinated
Name of Selling Security Holder     Senior Notes Owned          Offered                Notes Owned             Notes Offered
---------------------------------   ------------------     --------------------     -----------------       -------------------
Prudential Corporation Holdings
   Limited....................                 --                    --                $100,000             $100,000

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